UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 4, 2010
Olympic Steel, Inc.
(Exact name of registrant as specified in its charter)

Ohio	0-23320	34-1245650

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

5096 Richmond Road, Bedford Heights, Ohio	44146-1392

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 292-3800

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 4, 2010, Olympic Steel, Inc. (the “Company”) entered into an Open Market Sale Agreement (the “Agreement”) with Jefferies & Company, Inc. as sales agent and/or principal (the “Agent”). Under the terms of the Agreement, the Company may issue and sell, from time to time, through the Agent, shares of the Company’s common stock, without par value (the “Common Shares”), having an aggregate offering price of up to $75,000,000 on the terms set forth in the Agreement.
     Sales of the Common Shares, if any, will be made (a) in privately negotiated transactions, (b) as crosses, (c) as block transactions or (d) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended. The Agent will use its commercially reasonable efforts to sell the Common Shares, as instructed by the Company. Under the terms of the Agreement, the Company may also sell Common Shares to the Agent as principal for its own account at a price agreed upon in writing at the time of sale.
     The foregoing is only a brief description of the material terms of the Agreement, does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Open Market Sale Agreement, dated January 4, 2010, between Olympic Steel, Inc. and Jefferies & Company, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.
By:	/s/ Richard T. Marabito
	Name:	Richard T. Marabito
	Title:	Chief Financial Officer

Date: January 5, 2010

EXHIBIT INDEX
1.1	Open Market Sale Agreement, dated January 4, 2010, between Olympic Steel, Inc. and Jefferies & Company, Inc.